EXHIBIT 16.1

[Mendoza Berger & Company, LLP Letterhead]

March 5, 2010

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:  Advance Nanotech, Inc.
File No. 000-10065

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of Advance Nanotech, Inc. dated March 5, 2010, for the event that occurred on March 4, 2010, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Mendoza Berger & Company, LLP

Irvine, CA